UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2021 (October 6, 2021)

Atossa Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 325-6086

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuance to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 7, 2021, Atossa Therapeutics, Inc. (the “Company”) convened a Special Meeting of Stockholders (the “Special Meeting”) for the purpose of voting on a proposal to increase authorized shares of common stock by 100 million. As of that date, the proposal did not have sufficient yes votes to pass so the Special Meeting was adjourned until October 7, 2021 to allow additional time for voting. As of October 6, 2021, approximately 58,445,262 votes were cast in favor of the proposal which is approximately 46.2% of the outstanding shares of common stock on the record date. A majority of the issued and outstanding shares of common stock on the record date must vote in favor of the proposal for it to pass. Because the proposal has not garnered sufficient votes to pass, the Company is withdrawing the proposal and is cancelling the Special Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2021	Atossa Therapeutics, Inc.

	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary